BANK1ONE

                      BUSINESS LOAN AGREEMENT (ASSET BASED)

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Borrower:  Engineered Wire Products, Inc.        Lender:    Bank One, N A with its main office at Columbus, Ohio
           1200 North Warpole Street                        Lima Business Banking LPO
           Upper Sandusky, OH 43351                         121 W High Street. 2nd Floor
                                                            Lima, OH 45801
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THIS  BUSINESS LOAN  AGREEMENT  (ASSET BASED) dated January 5, 2004, is made and executed  between  Engineered Wire Products,  Inc ("Borrower") and Bank One, N A
with its main office at Columbus,  Ohio  ('Lender") on the  following  terms and conditions,  Borrower has  received  prior  commercial  loans from Lander or has
applied  to  Lender  for  a  commercial   loan  or  loans  or  other   financial
accommodations,  Including  those  which  may be  described  on any  exhibit  or schedule attached to this Agreement  ("Loan").  Borrower  understands and agrees that: (A) in granting,  renewing,  or extending any Loan, Lander Is relying upon
Borrower's  representations,  warranties,  and  agreements  as set forth In this
Agreement,  and (B) all such Loans shall be and remain  subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of January 5, 2004, and shall continue in full force and effect until such time as all of Borrower's Loans in favor of Lender have been paid in full, in principal, interest, coats, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement

LINE OF CREDIT Lender agrees to make Advances to Borrower from time to time from the date of this Agreement to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time does not exceed the Borrowing Base Within the foregoing limits, Borrower may borrow, partially or wholly prepay, and reborrow under this Agreement as follows

     Conditions Precedent to Each Advance. Lender's obligation to make any Advance to or for the account of Borrower under this Agreement is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to Lender:

     (1) Lander shall have received evidence that this Agreement and all Related Documents have been duly authorized, executed, and delivered by Borrower to Lender.

     (2) Lender shall have received such opinions of counsel, supplemental opinions, and documents as Lender may request

     (3) The security interests in the Collateral shall have been duly authorized, created, and perfected with first lien priority and shall be in full force and effect

     (4) All guaranties required by Lender for the credit facility(ies) shall have been executed by each Guarantor, delivered to Lender, and be in full force and effect

     (5) Lender, at its option and for its sole benefit, shall have conducted an audit of Borrower's Accounts, Inventory, books, records, and operations, and Lender shall be satisfied as to their condition

     (6) Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related Documents as are then due and payable

     (7) There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement, and Borrower shall have delivered to Lender the compliance certificate called for in the paragraph below titled "Compliance Certificate "

     Making Loan Advances. Advances under this credit facility, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by authorized persons Lender may, but need not, require that all oral requests be confirmed in writing. Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower
     (1) when credited to any deposit account of Borrower maintained with Lander or (2) when advanced in accordance with the instructions of an authorized person Lender, et its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day

     Mandatory Loan Repayments. If at any time the aggregate principal amount of the outstanding Advances shall exceed the applicable Borrowing Base. Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the outstanding principal balance of the Advances and the Borrowing Base On the Expiration Date, Borrower shall pay to Lender in full the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid

     Loan Account. Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facility Lender shall provide Borrower with periodic statements of Borrower's account, which statements shall be considered to be correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within thirty (30) days after Borrower's receipt of any such statement which Borrower deems to be incorrect

COLLATERAL. To secure payment of the Primary Credit Facility and performance of all other Loan, obligations and duties owed by Borrower to Lender, Borrower (end others, it required) shall grant to Lender Security interests in such property and assets as Lender may require Lender's Security Interests in the Collateral shall be continuing hens and shall include the proceeds and products of the Collateral, including without limitation the proceeds of any insurance With respect to the Collateral, Borrower agrees and represents and warrants to
Lender:

     Perfection of Security interests, Borrower agrees to execute financing statements and all documents perfecting Lender's Security Interest and to take whatever other actions era requested by Lender to perfect and continue Lender's Security Interests in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and oil of the documents evidencing or constituting the Collateral, and Borrower will note Lender's interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender Contemporaneous with the execution of this Agreement, Borrower will execute one or more UCC financing statements and any similar statements as may be required by applicable law, and Lender will file such financing statements and all such similar statements in the appropriate location or locations. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any Security Interest Lender may at any time, and without further authorization from Borrower, file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement Borrower will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender's security interest in the Collateral. Borrower promptly will notify Lender before any change in Borrower's name including any change to the assumed business names of Borrower. Borrower also promptly will notify Lender before any change in Borrower's Social Security Number or Employer Identification Number. Borrower further agrees to notify Lender in writing prior to any change in address or location of Borrower's principal governance office or should Borrower merge or consolidate with any other entity

     Collateral Records. Borrower does now, and at all times hereafter shall, keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lender's representative upon demand for inspection and copying at any reasonable time. With respect to the Accounts, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible
     Accounts and Account balances and agings Records related to Accounts (Receivables) are or will be located at Borrower's headquarters. With respect to the inventory, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible inventory and records itemizing and describing the kind, type, quality, and quantity of Inventory, Borrower's Inventory costs and selling prices, and the daily withdrawals and additions to Inventory Records related to Inventory are or will be located at Borrower's headquarters The above is an accurate and complete list of all locations at which Borrower keeps or maintains business records concerning Borrower's collateral

     Collateral Schedules. Concurrently with the execution and delivery of this Agreement, Borrower shall execute and deliver to Lender schedules of Accounts and Inventory and schedules of Eligible Accounts and Eligible Inventory in form and substance satisfactory to the Lender. Thereafter supplemental schedules shall be delivered according to the following schedule With respect to Eligible Accounts, schedules shall be delivered with the Borrowing Base certificate With respect to Eligible Inventory, schedules shall be delivered with the Borrowing Base certificate

     Representations and Warranties Concerning Accounts. With respect to the Accounts, Borrower represents and warrants to Lender (1) Each Account represented by Borrower to be an Eligible Account for purposes of this Agreement conforms to the requirements of the definition of an Eligible Account, (2) All Account information listed on schedules delivered to Lander will be true and correct, subject to immaterial variance; and (3) Lender, its assigns, or agents shall have the right at any time end at Borrower's expense to inspect, examine, and audit Borrower's records end to confirm with Account Debtors the accuracy of such Accounts

     Representations and Warranties Concerning Inventory. With respect to the Inventory, Borrower represents and warrants to Lender (1) All Inventory represented by Borrower to be Eligible Inventory for purposes of this Agreement conforms to the requirements of the definition of Eligible Inventory, (2) All inventory values listed on schedules delivered to Lander will be true and correct, subject to immaterial variance;

     (3) The value of the Inventory will be determined on a consistent accounting basis, 14) Except as agreed to the contrary by Lender in writing, all Eligible Inventory is now and at all times hereafter will be in Borrower's physical possession and shall not be held by others on consignment, sale on approval, or sale or return; (5) Except as reflected in the Inventory schedules delivered to Lender, all Eligible Inventory is now and at all times hereafter will be of good and merchantable quality, free from defects, (6) Eligible Inventory is not now and will not at any time hereafter be stored with a belles, warehouseman, or similar party without Lender's prior written consent, and, in such event, Borrower will concurrently at the time of bailment cause any such belles, warehouseman, or similar party to issue and deliver to Lender, in form acceptable to Lender, warehouse receipts in Lender name evidencing the storage of Inventory; and 171 Lender, Its assigns, or agents shall have the right at any time and at Borrower's expense to inspect and examine the Inventory and to check and test the same as to quality, quantity, value, and condition.

CONDITIONS PRECEDENT TD EACH ADVANCE. Lender's obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

     Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; 12) Security Agreements granting to Lender security interests in the Collateral, (31 financing statements perfecting Lender's Security Interests; 14) evidence of insurance as required below;
     (5) together with all such Related Documents as Lender may require for the Loan, all in form and substance satisfactory to Lender and Lender's counsel

     Borrower's Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender Or its Counsel, may require.

     Fees and Expenses. Under This Agreement Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related Documents as are then due and payable

     Representations and Warranties. The representations and warranties set forth in this Agreement, In the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct

     No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document

REPRESENTATIONS AND WARRANTIES Borrower represents and warrants to , and covenants and agrees with, Lender that, as of the date of this Agreement, as of the date of each Advance, as of the date of any renewal, extension or modification, and at all times any Indebtedness exists

     Organization. Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Ohio Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains an office at 1200 North Warpole Street, Upper Sandusky, OH 43351 Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral Borrower will notify Lender prior to any change in the location of Borrower's state of organization or any change in Borrower's name Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower's business activities

     Authorization Borrower's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do riot conflict with, result in a violation of, or constitute a default under 11) any provision of Borrower's articles of incorporation or organization, or bylaws, code of regulations, or any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties. Borrower has the power and authority to execute and deliver the Note and the Related Documents and, if applicable, to grant Collateral as security for the Indebtedness

     Financial Information, Each of Borrower's financial statements supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender Borrower has no material contingent obligations except as disclosed in such financial statements

     Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

     Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable. Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

     Environmental Matters end Indemnity. Except as disclosed to Lender in writing prior to the execution of this Agreement, Borrower represents and warrants that (1) During the period of ownership, use or control of the Assets (which term, for all purposes of this section, shall include all plants, sites and facilities presently or formerly owned, operated, controlled or leased by the Borrower or any Grantor), Is) there has been no violation of any Environmental Laws, and (b) there has been no use, generation, manufacture, storage, treatment, refinement, transportation, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Assets, (2) Borrower has no knowledge of, or reason to believe that, during the period prior to the ownership, use or control of any of the Assets lair defined in clause 11) above) by Borrower or any Grantor, there has been (a) any breach or violation of any Environmental Laws by any prior owners or occupants of any of the Assets, or (b) any use, generation, manufacture, storage, treatment, refinement, transportation, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Assets, and (3) neither Borrower nor any Grantor have received any notice of, nor have any knowledge of, any actual or threatened claim, legal proceeding or investigation regarding Borrower, any Grantor or any of the Assets (as defined in clause (1) above) related to Environmental Laws The representations and warranties, contained herein are based on Borrower's due diligence in investigating all of the Assets for Hazardous Substances

     Borrower hereby (1) releases and waives any future claims against any indemnified Party for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any Environmental Laws, and
     12) agrees to defend, indemnify and hold harmless each Indemnified Party against any and all obligations, actions, judgments, suits, claims, losses, liabilities, damages, penalties, disbursements, costs and expenses (including, without limitation, reasonable attorneys' and consultants'
     fees), of any kind or nature, which any Indemnified Party may directly or indirectly sustain or suffer resulting from, relating to, arising Out of or arising as a consequence of Is) any breach of this section or the 'Environmental Compliance and Reports' section below, (b) any use, generation, manufacture, storage, treatment, refinement, transportation, disposal, release, or threatened release of any Hazardous Substance on, under, about or from any of the Assets, whether occurring during or prior to Borrower's or any Grantor's ownership of any of the Assets, and whether or not the same was or should have been known to Borrower, (c) any investigatory or remedial action involving any of the Assets, the operations conducted at any of the Assets or any other operations of Borrower, any Grantor or any occupant at any of the Assets that is required by any Environmental Laws and (d) the contamination of any of the Assets by any Hazardous Substances, by any means whatsoever (including, without limitation, any migration of any Hazardous Substances onto any of the Assets, present or future) BORROWER SHALL INDEMNIFY THE RESPECTIVE INDEMNIFIED PARTY REGARDLESS OF WHETHER THE ACT, OMISSION, FACTS, CIRCUMSTANCE OR CONDITIONS GIVING RISE TO SUCH INDEMNIFICATION WERE CAUSED IN WHOLE DR IN PART BY THE RESPECTIVE INDEMNIFIED PARTY'S SIMPLE (BUT NOT GROSS) NEGLIGENCE The provisions of this section, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall rot be affected by Lender's or any other Indemnified Party's acquisition of any interest in any of the Assets, whether by foreclosure or otherwise.

     Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, Claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing

     Use of Loan Proceeds. No portion of any Advance or Loan shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by any affiliate BANK ONE CORPORATION during the underwriting period and for 30 days thereafter

     Taxes. To the best of Borrowers knowledge, all of Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments end other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

     Lien Priority Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or effecting any of the Collateral directly or indirectly securing repayment of Borrower's Indebtedness

     Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will

     Notices of Claims and Litigation. Promptly inform Lender in writing of Ill all material adverse changes in Borrower's financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions effecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor

     Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times

     Financial Statements. Furnish Lender with the following

          Interim Statements As soon as available, but in no event later than thirty (30) days after the end of each month, Borrower's balance sheet and profit and loss statement for the period ended, prepared by Borrower.

          Additional Requirements. Borrowing Base Documents. Deliver to Lender a Borrowing Base certificate, Accounts aging report, and such other supporting documentation as Lender may request from time to time, all in form and detail satisfactory to Lender, within 30 days after the end of each calendar month

          Reports. Deliver to Lender an Asset Based Lending Audit report and such other supporting documentation as Lender may request from time to time, all in form and detail satisfactory to Lender, no later than September 30th of each calendar year.

          Consolidated Financial Reports. Borrower shall cause Keystone Consolidated Industries Inc to provide each of the foregoing financial reports to be prepared on a consolidated basis for Keystone Consolidated Industries Inc

          Financial Statements Annual financial statements, including a balance sheet, income statement, statement of changes in financial position and consolidating information for the Borrower that is included in the consolidated financial statement of Keystone Consolidated Industries Inc for the year ended, of Keystone Consolidated Industries Inc within one hundred twenty 1120) days after the end of Its fiscal year end, such financial statements to be audited by certified public accountant(s) reasonably acceptable to Lender)

          All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct

          Additional  Information.   Furnish  such  additional  information  and
          statements, as Lender may request from lime to time.

Financial Covenants and Ratios. Comply with the following covenants and ratios

          Working Capital Requirements Other Working Capital requirements are as follows: Current Ratio. Maintain a Currant Ratio of not less than 1 50 to 1.00 The "Current Ratio" means current assets, excluding prepaid expenses, divided by current liabilities. This ratio will be evaluated as of each month end.

          Minimum Income and Cash flow Requirements. Other Cash Flow requirements are as follows Debt Service Coverage Ratio. Maintain a Debt Service Covers" Ratio of not leas than 1.50 to 1 00. The "Debt Service Coverage Ratio" means ratio of (a) not income, after taxes, plus amortization, depreciation and Interest, minus any distributions or dividends, for the twelve month period then ending, divided by (b) current maturities of long term debt, plus interest and current maturities of capital leases for the some such twelve month period. This ratio will be evaluated as of each year end

          Tangible Net Worth Requirements. Other Net Worth requirements are as follows Unsubordinated Debt To Tangible Not Worth Ratio. Maintain en Unsubordinated Debt to Tangible Not Worth Ratio of less than 2 25 to
          1.00. The "Unsubordinated Debt to Tangible Not Worth Ratio" means a ratio of (a) total liabilities, excluding Subordinated Debt, divided by (b) Tangible Net Worth. This ratio will be evaluated as of each month end.

          Other Requirements. Commencement of Evaluation of Ratios and Covenants Each of the foregoing covenants end ratios will be evaluated for the first time based on the financial reports required herein for the period ending December 31. 2003 and thereafter shall be periodically evaluated as provided in each such covenant or ratio. .

          Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct

          Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person in connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender's loss payable or other endorsements as Lender may require.

          Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lander may reasonably request, including without limitation the following:
          (1) the name of the insurer, (2) the risks Insured, 13) the amount of the policy; (4) the properties Insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values, and (6) the expiration date of the policy In addition, upon request of Lender (however not more often then annually). Borrower will have en independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral The cost of such appraisal shall be paid by Borrower.

          Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower end any other party and notify Lender Immediately in writing of any default in connection with any other such agreements

          Loan Proceeds. Use all Loan proceeds solely for the following specific purposes Pay off intercompany debt In an amount not to exceed $5,750.000 00

          Taxes. Charges end Liens. Pay end discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits.

          Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

          Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel, provide written notice to Lender of any change in executive and management personnel, conduct no business affairs in a reasonable and prudent manner.

          Environmental Studies Promptly conduct and complete, at Borrower's expense, all such investigations, studies, samplings and testing$ as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local low, rule, regulation, order or directive, at or effecting any property or any facility owned, leased or used by Borrower.

          Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the

          Collateral, including without limitation, the Americans With Disabilities Act Borrower may contest in good faith any such law, ordinance. or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior 10 doing so and so long as, in Lender's sole opinion, Lender's interests in the Collateral are not jeopardized. Lender may require Borrower to poet adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

          Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other Assets and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) In the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

          Compliance Certificates. Unless waived in writing by Lender, provide Lender within thirty (30) days after the end of each month, with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

          Environmental Compliance and Reports. Neither Borrower, nor any Grantor, tenant, contractor, agent or other authorized user of any of the Assets shall use, generate, manufacture, store, treat, refine. transport, dispose of, or release any Hazardous Substance on, under, about or from any of the Assets Borrower will at all times comply, and will cause any Grantor to comply, with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws. Borrower will furnish to Lender as soon as possible and in any event within 10 days after receipt by the Borrower or any Grantor, a copy of lei any notice or claim to the effect that Borrower or any Grantor is or may be liable to any person as a result of the release by Borrower or any Grantor or any other person of any Hazardous Substance Into the environment and (b) any notice alleging any violation of any Environmental Law by Borrower or any Grantor Borrower will permit, and will cause any Grantor to permit, Lender, by its representatives and agents. to enter upon end test any of the Assets, and inspect any of Borrower's or any Grantor's books and records, all at such reasonable times end intervals as Lender may designate, in order to determine Borrower's and any Grantor's compliance with both this section and the "Environmental Matters and Indemnity' section above. Any such inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability of the part of Lender to Borrower, any Grantor, or any other person.

          Change of Location. Immediately notify Lender in writing of any additions to or changes in location of Borrower's businesses, principal office. or Collateral, other than in the ordinary course of business.

     Title to Assets and Property, Maintain good and marketable title to all of Borrower's Assets and property.

          Other Information. From time to time Borrower will provide Lender with such other information as Lender may reasonably request.

          Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, Instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Borrower fads to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all
costs  for  insuring,   maintaining  and  preserving  any  Collateral  All  such
expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower All such expenses will become a part of the Indebtedness and, et Lender's option, will (A) be payable on demand, (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy. (2) the remaining term of the Note, or (3) be treated as a balloon payment which will be due and payable at the Note's maturity Any Collateral also will secure payment of these amounts, Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default

NEGATIVE COVENANTS Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender.

     Capital Expenditures Make or contract to make capital expenditures, including leasehold improvements, in any fiscal year in excess of $800,000.00 or incur liability for rentals of property (including both real and personal property) in an amount which, together with capital expenditures, shall in any fiscal year exceed such sum

     Debts and Indebtedness. (1) Except for trade debt incurred in the normal course of business and Indebtedness to Lender, create, incur or assume indebtedness for borrowed money, including capital bases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's Assets (except as allowed as Permitted Liens), or 13) sell with or without recourse any of Borrower's accounts, except to Lender.

     Additional Financial  Restrictions.  Primary Deposit Relationship,  Fail to
     establish  and  maintain  its  primary  depository   relationship  for  its
     operating accounts with Lender.

     Affiliate Transactions. Enter into any transaction, including without limitation, the purchase, sale or exchange or property or rendering of services with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable then would be obtained in a comparable arms length transaction with a person or entity not an Affiliate of Borrower, As used herein the term 'Affiliate" means any individual or entity directly or indirectly under common ownership or control with Borrower

     Continuity of Operations. (1) Engage in any business activities substantially different then those in which Borrower is presently engaged,
     (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name. dissolve or transfer or sell Collateral out of the ordinary course of business, 131 pay any dividends or make any other distributions on Borrower's stock (other then dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a 'Subchapter S Corporation' (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to Its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower's stock, (4) purchase, redeem or retire any of Borrower's outstanding shares , or (5) alter or amend Borrower's capital structure

     Loans, Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets. (2) purchase, create or acquire any Interest in any other enterprise or entity, or 13) incur any obligation as surety or guarantor other than in the ordinary course of business.

RIGHT OF SETOFF. Borrower grants to Lender a security interest in, as well as a right of setoff against, and hereby assigns, conveys, delivers, pledges and transfers to Lender, as security for repayment of the Indebtedness, all Borrower's right, title and interest in and to all Borrower's accounts (whether checking, savings, or some other account) with Lender or any subsidiary or affiliate of BANK ONE CORPORATION (each hereinafter referred to as a 'Lender Affiliate') end all other obligations at any time owing by Lender or any Lender Affiliate to Borrower. This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future However, this does not include any IRA or Keogh accounts, or any trust accounts for which the grant of a security interest would be prohibited by law Borrower authorizes Lender, without prior notice to Borrower and irrespective of (i) whether or not Lender has made any demand under the Note or the Related Documents or (ii) whether such Indebtedness is contingent, matured or unmatured, to the extent permitted by law, to collect, charge and/or setoff all sums owing on the Indebtedness against any and all such account& and other obligations, and, at Lender's option, to administratively freeze or direct a Lender Affiliate to administratively freeze all such accounts and other obligations to allow Lender to protect Lender's security interest, collection, charge and setoff rights provided in this paragraph.

DEFAULT Each of the following shall constitute an Event of Default under this Agreement.

     Payment Default. Borrower fails to make any payment when due under the Loan,

     Other Defaults Borrower fails to comply with or to pay or perform any other term, obligation, covenant or condition contained in this Note or in any of the Related Documents or to comply with or to pay or perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower or between Borrower and any affiliate of BANK ONE CORPORATION

     Transfer of Assets, Borrower leases. sells, or otherwise conveys, or agrees to lease, sell, or otherwise convey, a material part of its Assets or business outside of the ordinary course of business.

     Defaults with Respect to Third Parties Borrower fails to make any payment when due or fails to comply with or perform any term, obligation, covenant or condition contained in any agreement between any other person and Borrower

     False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement, the Note, or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter

     Judgments or Decrees. One or more judgments or decrees shall be entered against the Borrower and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal.

     Insolvency The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

     Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason, Creditor or Forfeiture Proceedings. Commencement of foreclosure, replevin, repossession, attachment, levy, execution, or forfeiture proceedings, whether by judicial proceeding, self-help, or any other method, by any creditor of Borrower, or by any governmental agency against the Collateral or any assets of Borrower This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute

     Failure to Comply with Laws Borrower fells to comply with all applicable statutes, laws, ordinances and governmental rules, regulations and orders to which it is subject or which are applicable to its business, property and assets Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower

     Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Loan is impaired

     Events Affecting Guarantor. Any of the proceeding Events of Default occurs with respect to any guarantor of the Indebtedness as if the word
     'guarantor' were substituted for the word 'Borrower' in such Event of Default, or any guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty

     Insecurity. Lender in good faith believes itself insecure

EFFECT OF AN EVENT OF DEFAULT If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender's option, all indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the 'Insolvency' subsection above, such acceleration shall be automatic and not optional in addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative end may be exercised singularly or concurrently. Election by Lender to pursue any remedy shell not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

ARBITRATION. Undersigned and Lender agree that all disputes, claims and controversies between them whether individual, joint, or class in nature, arising from this document or otherwise, Including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association in effect at the time the claim is filed, upon request of either party. No act to take or dispose of any Collateral or Property (as defined herein or in any Related Document) securing this document shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage: obtaining a writ of attachment or imposition of a receiver, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to applicable law Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Collateral or Property securing this document, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral or Property securing this document, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction Nothing in this document shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, end the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shell apply to the construction, interpretation, and enforcement of this arbitration provision

JURY WAIVER. THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, THE RELATED DOCUMENTS, OR ANY RELATIONSHIP BETWEEN OR AMONG THE UNDERSIGNED AND LENDER THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS DOCUMENT AND THE RELATED DOCUMENTS


EXCLUSION FROM LOAN AGREEMENT Lender and Borrower hereby agree that, in addition to any loan or financial accommodation described on any Exhibit attached to this Agreement, if any, the following types of loans or financial accommodations, whether now existing or hereafter arising, are excluded from this Agreement (i) any loon evidenced by a promissory note payable to Lender which is the subject of a U S Small Business Administration guaranty, and (e) any construction loon governed by a construction loan agreement

LOAN AGREEMENT APPLICABLE TO AFFILIATE BANK. Notwithstanding any other provision in this Agreement, Borrower and Lender agrees that Borrower may now or In the future have a borrowing relationship with Bank One, NA with its main office in Columbus, Ohio ('Bank Affiliate") Lender and Borrower intend that only one agreement In the nature of a loan or credit agreement be applicable to the Borrower's relationship with Lender and/or the Bank Affiliate, except for the exclusion of those certain loans or categories of loans specifically described in this Agreement Borrower agrees as follows a) the terms, covenants, conditions, warranties end obligations of Borrower contained in this Agreement replace those in any loan or credit agreement, if any, presently in existence between Borrower and the Bank Affiliate, b) any reference to "Lender" in this Agreement shall mean the Lender named in this Agreement and the Bank Affiliate. provided however that only the holder of any Note is responsible for any obligation related to funding any Advance on such Note; and c) this Agreement shall continue in full force and effect until all Indebtedness payable to Lender and to the Bank Affiliate is paid in full.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement

     Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     Attorneys' Fees; Expenses. Borrower agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, Borrower also shall pay all court costs and such additional fees as may be directed by the court

     Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement

     Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later. of one or more participation interests in the Loon to one or more purchasers, whether related or unrelated to Lender Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters Borrower additionally waives any and all notices of sale of participation interests, as well as ell notices of any repurchase of such participation interests Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests In the Loon and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender

     Governing Law. This Agreement will be governed by, construed and enforced in accordance with federal law and the Iowa of the State of Ohio. This Agreement has been accepted by Lender In the State of Ohio.

     Choice of Venue. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Allen County, State of Ohio

     Indemnification. Borrower agrees to indemnity, defend and hold each of the Indemnified Parties harmless from end against any and all liabilities, obligations, claims, losses, damages, penalties, fines, forfeitures, actions, judgments, suits, costs, expenses, and disbursements of any kind or nature (including, without limitation, Lender's attorneys' fees) (collectively, "Claims') which may be imposed upon, incurred by or assessed against any Indemnified Party (whether or not caused by any Indemnified Party's sole, concurrent, or contributory negligence) arising in connection with this Agreement, any Related Document, or any of the Assets (including, without limitation, the enforcement of this Agreement and the Related Documents and the defense of any Indemnified Party's action or inaction in connection with this Agreement and the Related Documents) or in connection with the Borrower's failure to perform all of Borrower's obligations under this Agreement or any Related Document, except to the limited extent that the claims against any such Indemnified Party are proximately caused by such Indemnified Party's gross negligence or willful misconduct. The Indemnification provided for in this section shall survive the termination of this Agreement and shall extend to and continue to benefit each individual or entity who is or has at any time been en Indemnified Party.

     Borrower's indemnity obligations under this section shall riot in any way be affected by the presence or absence of covering insurance, or insurance policy or policies affecting the Assets and/or Borrower's business activities. Should any claim, action or proceeding be made or brought against any Indemnified Party by reason of any event as to which Borrower's indemnification obligations apply, then, upon such Indemnified Party's demand, Borrower, at its sole cost and expense, shall defend such claim, action or proceeding in Borrower's name, if necessary, by the attorneys for Borrower's insurance carrier (if such claim, action or proceeding is covered by insurance), or otherwise by such attorneys as such Indemnified Party shall approve. Lender may also elect to engage is own attorneys at its reasonable discretion to defend Borrower or any Indemnified Party and to assist in their defense, and Borrower agrees to pay the fees and disbursements of such attorneys upon Lender's request

     No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing end signed by Lender. No delay or omission on the pert of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shell constitute a waiver of any of Lender's rights or of any of Borrower's or any Grantor's, obligations as to any future transactions Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shell not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

     Notices Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or. if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning 0f this Agreement Any party may change its address for notices under this Agreement by giving formal written notice to the other panes, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address Unless otherwise provided or required by law, if there is more then one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers

     Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

     Successors and Assigns All covenants and agreements contained by or on behalf of Borrower shall bind Borrower's successors and assigns and shall Inure to the benefit of Lender, its successors end assigns. Borrower shall not, however, have the right to assign Borrower's rights under this Agreement or any interest therein, without the prior written consent of Lender.

     Survival of Representations and Warranties Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, end covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force end effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

     Time Is of the Essence Time is of the essence in the performance of this Agreement

DEFINITIONS The following capitalized words and terms shall have the following meanings when used in this Agreement Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, end the plural shall include the singular, as the context may require Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Ohio Uniform Commercial Code Accounting words and terms not otherwise defined In this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement'

     Account. The word "Account" means a trade account, account receivable, other receivable, or other right to payment for goods sold or services rendered owing to Borrower (or to a third party grantor acceptable to Lender)

     Advance. The word "Advance" means a disbursement of loan funds made, or to be made, to or for the benefit of Borrower and, if applicable, includes the issuance by or on behalf of Lender of any letters of credit for the account of Borrower and the extension of any loans or other credit accommodations by Lender to Borrower,

     Advance. The word "Advance" means a disbursement of loan funds made, or to be made, to or for the benefit of Borrower and, if applicable, includes the issuance by or on behalf of Lender of any letters of credit for the account of Borrower and the extension of any loans or other credit accommodations by Lender to Borrower

     Agreement. The word "Agreement" means this Business Loan Agreement (Asset Based), as this Business Loan Agreement (Asset Based) may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement (Asset Based) from time to time

     Assets. The word "Asset" means any property or interest in property of any kind or description of Borrower or any Grantor, or any property or interest in property of any Grantor which is subject to a security interest in favor of Lender, whether such assets are real, personal, tangible, intangible, or mixed, and whether such assets are owned, leased or operated by Borrower, or any such Grantor.

     Borrower The word "Borrower" means Engineered Wire Products, Inc., and all other persons and entities signing the Note in whatever Capacity

     Borrowing Base. The words 'Borrowing Base' mean , as determined by Lender from time to time, the lesser of (1) 87,000,000 00 or (2) the sum of (a) 76% of the aggregate amount of Eligible Accounts, plus (b) 50% of the aggregate amount of Eligible Inventory (not to exceed in corresponding Loan amount based on Eligible Inventory 84,000,000 00), provided further, the Borrowing Base shall be reduced by an additional $2,000,000.00

     Business Day The words "Business Day" mean a day on which commercial banks are open in the State of Ohio.

     Collateral, The word "Collateral" means all property and assets granted as collateral security for a Loan, whether reel or personal property, whether granted directly or Indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, dead of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise The word Collateral also includes without limitation all collateral described in the Collateral section of this Agreement

     Default. The word "Default" means the Default set forth in this Agreement in the section titled "Default".

     Eligible Accounts. The words "Eligible Accounts" mean at any time, all of Borrower's Accounts which contain selling terms and conditions acceptable to Lender The net amount of any Eligible Account against which Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature Unless otherwise agreed to by Lender in writing, Eligible Accounts do not include'

          (1) Accounts with respect to which the Account Debtor is employee or agent of Borrower

          (2) Accounts with respect to which the Account Debtor is a subsidiary of, or affiliated with Borrower or its shareholders, officers, or directors

          (3) Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional

          (4) Accounts with respect to which the Account Debtor is not a resident of the United States, except to the extent such Accounts are supported by insurance, bonds or other assurances satisfactory to Lender.

          (5) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower.

          (6)  Accounts which are subject to dispute, counterclaim, or setoff.

          (7) Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor.

          (8) Accounts with respect to which Lender, In its sole discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory.

          (9) Accounts of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts, or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

          (10) Accounts with respect to which the Account Debtor is the United States government or any department or agency of the United States

          (11) Accounts which have not been paid in full within 90 days from the invoice date. The entire balance of any Account of any single Account Debtor will be ineligible whenever the portion of the Account which has not been paid within 90 days from the invoice date is in excess of 50.000% of the total amount outstanding on the Account

          (12) That portion of Accounts which constitute retainage

          (13) Accounts which arise from projects which are bonded.

     Eligible Inventory. The words "Eligible Inventory" mean at any time, all of Borrower's Inventory as defined below except

          (1) Inventory which Is not owned by Borrower free and clear of all security interests, liens, encumbrances, and claims of third parties.

          (2) Inventory which Lender, in its sole discretion, deems to be obsolete, unsalable, damaged, defective, or unfit for further processing.

          (3)  Work in progress

     Environmental Laws. The words "Environmental Laws" mean any and all federal, state, local and foreign statutes, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees. plans, injunctions, permits, concessions, grants, franchises, licenses. agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof

     Event of Default The words "Event of Default" mean any of the events set forth in the section of this Agreement entitled "Default" Expiration Date. The words "Expiration Date" mean the date of termination of Lender's commitment to lend under this Agreement. GAAP. The word "GAAP" means generally accepted accounting principles.

     Grantor. The word "Grantor" means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest

     Guarantor.   The  word  "Guarantor"   means  any  guarantor,   surety,   or
     accommodation party of any or all of the Loan

     Hazardous Substances. The words "Hazardous Substances" mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Low

     Indebtedness. The word "Indebtedness" means all principal, Interest, and other amounts, costs and expenses payable under the Note or Related Documents, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or Related Documents, together with interest on such amounts as provided in this Note, and all obligations, debts and liabilities, plus interest thereon, of Borrower, or any one or more of them. to Lender, as well as claims by Lender against Borrower or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated and whether Borrower may be liable Individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be hereafter may become barred by any statute of limitations, and whether the obligation to repay such amount may be or hereafter may become otherwise unenforceable, and further includes, without limitation, all principal, interest, and other amounts, costs and expenses payable under the Related Documents, whether executed by the Borrower or by any other person or entity, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Related Documents, together with the interest thereon as provided in the Related Documents

     Indemnified Parties. The words "Indemnified Parties" mean the Lender and each of its affiliates, and each of their respective shareholders, directors, offices, employees and agents

     Inventory. The word "Inventory" means all of Borrower's raw materials, work in process, finished goods, merchandise, parts and supplies, of every kind and description, and goods held for sale or lease or furnished under contracts of service in which Borrower now has or hereafter acquires any right, whether held by Borrower or others, and all documents of title, warehouse receipts, bills of lading, and all other documents of every type covering all or any pert of the foregoing. Inventory includes inventory temporarily out of Borrower's custody or possession and all returns on Accounts

     Lender, The word "Lender" means Bank One, N A. with its main office at Columbus, Ohio, its successors and assigns

     Note. The word "Note" means any and all promissory note or notes which evidence Borrower's Loans in favor of Lender, as well as any amendment. modification, renewal and replacement thereof.

     Permitted Liens The words "Permitted Liens" mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender, (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith, (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interests upon or In any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the data of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens", and (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing

     Primary Credit Facility. The words "Primary Credit Facility' mean the credit facility described in the Line of Credit section of this Agreement

     Related Documents. The words "Related Documents" mean all promissory notes. credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages. and all other instruments, agreements and documents, whether now existing or hereafter arising, executed in connection with the Indebtedness.

     Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements. whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

     Security Interest. The words "Security Interest" mean, without limitation, any and all typos of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise

     Subordinated Debt. The words 'Subordinated Debt" mean all present and future obligations, liabilities, claims, rights and demands of any kind which may be owing from Borrower to any creditor. other than Lender, to include, without limitation, principal, interest, costs, attorney's fees, sums paid for protecting the rights of a holder of security, all contingent obligations (such as a guaranty? and all other obligations of any nature whatsoever owed to such a creditor, which have been subordinated in all respects to the Indebtedness owed to Lender by written agreement acceptable to Lender to include, without limitation, deferral of any payment of principal to the creditor, deferral of interest payments upon occurrence of any Event of Default, and subordination of any Security Interest of such creditor until all Indebtedness is paid

     Tangible Net Worth. The words 'Tangible Net Worth' mean Borrower's total assets excluding all intangible assets (i.e. goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements) less total liabilities excluding Subordinated Debt.


BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT (ASSET BASED) AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT (ASSET BASED) IS DATED JANUARY 5, 2004


BORROWER

ENGINEERED WIRE PRODUCTS, INC.

By:      Bert E. Downing, Jr.,
         Vice President/Treasurer of Engineered Wire Products, Inc.


LENDER.

BANK ONE, N.A. WITH ITS MAIN OFFICE AT COLUMBUS. OHIO

By:      Timothy P. Turnwald
         Authorized Signature